UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
September 25, 2026
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2055 Sugarloaf Circle, Suite 300
Duluth, GA 30097
(Address of principal executive offices) (Zip Code)
(831) 274-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
As previously announced, on September 25, 2026, Fox Factory, Inc. (the “Seller”), a California corporation and a wholly owned subsidiary of Fox Factory Holding Corp., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Squared Up Holdings, LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which the Purchaser acquired all of the issued and outstanding shares of capital stock of Wheelhouse Holdings Inc. (“Wheelhouse”), a Delaware corporation and a wholly owned subsidiary of the Seller immediately prior to the transaction (the “Marucci Divestiture”). The Marucci Divestiture closed simultaneously with the entry into the Agreement. Purchaser is an acquisition vehicle for an investor group led by and including members of the senior management of Marucci (as defined below). Wheelhouse is the parent company of the operating entity, Marucci Sports, LLC (“Marucci”), which is a designer, manufacturer, and marketer of premium wood, aluminum and composite baseball bats as well as other diamond sports products.
The sale price of Wheelhouse was based on an enterprise value of $225 million. The sale price was paid via a combination of (a) $200 million in cash and (b) $25 million in the form of principal and interest payable pursuant to an unsecured subordinated convertible promissory note (the “Note”), with the cash consideration subject to certain adjustments based on matters such as unpaid transaction expenses, net working capital and cash and debt balances of Wheelhouse at the time of the closing. After all adjustments, Seller received net cash proceeds at closing of $200 (in addition to the Note) and applied those cash proceeds to reduce outstanding borrowings under the Company’s credit facility. The Company incurred approximately $7.5 million in transaction related costs, which did not reduce the closing cash proceeds but the Company intends to satisfy such expenses separately with cash on hand. The Agreement further includes a $250,000 collar on post-closing adjustments, upward or downward, to the purchase price.
The Note, with an original aggregate principal amount of $24,700,000 due on December 31, 2026 (the “Maturity Date”), bears interest at the rate of 4.55% per annum until the Maturity Date and, if not repaid in full on the Maturity Date, 10% per annum thereafter until the earlier of (x) repayment of the Note in full and (y) the date on which the Note is converted as described below. Interest will be paid in kind by increasing the outstanding principal balance of the Note (the “PIK Interest”) on the first day of each calendar quarter, beginning January 1, 2027. If the Note is not repaid in full on the Maturity Date, the principal amount will be automatically increased by an additional $2,500,000 plus the PIK Interest described above. To the extent the Note is not repaid in full on the Maturity Date, the Seller may, in its sole discretion, convert all (but not less than all) of the outstanding principal amount and accrued but unpaid interest as of the date of conversion into a percentage of the equity of the parent company of the Purchaser (“Intermediate Co.”) equal to the outstanding amount of principal and interest divided by the lesser of (i) $225 million and (ii) the fair market value of Intermediate Co.’s outstanding equity interests on the conversion date. The Purchaser may prepay the Note at any time prior to the Maturity Date without penalty or premium; provided, however, that any prepayment will require payment of an aggregate amount of $25 million in principal and interest. The Purchaser must repay the Note upon certain equity capital raises by the Purchaser and its affiliates in excess of $5 million in the aggregate and upon certain other customary casualty, asset disposition, change of control and debt issuance events. The Note is subordinated to the senior secured debt of the Purchaser under its credit agreement entered in connection with the Marucci Divestiture and contains customary events of default and related remedies.
The Agreement contains customary representations, warranties and covenants. In addition, in connection with the Marucci Divestiture, the Seller also entered into a transition services agreement with the Purchaser to provide certain ongoing services to the Purchaser and Wheelhouse on a transitional basis.
The foregoing summaries of the material terms of the Agreement and the Note do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete text of the Agreement and the Note, which are attached to this Current Report on Form 8-K as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 above with respect to the Agreement is incorporated herein in its entirety.

Forward Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements with regard to the expectations related to the Marucci Divestiture and satisfaction of the Note. Words such as “believes”, “expects”, “anticipates”, “intends”, “projects”, “assuming”, and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to, risks associated with Marucci Divestiture generally and risks associated with the future operations and performance of the Company as well the Purchaser’s ability to satisfy, in cash, the principal and interest balance of the Note. Certain other factors are enumerated in the risk factor discussion in the Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) for the year ended January 2, 2026, the Form 10-Qs filed by the Company with the SEC for the quarters ended April 3, 2026 and July 3, 2026 and other filings with the SEC. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information
The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Marucci Divestiture is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
(d) Exhibits

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated September 25, 2026, by and between Fox Factory, Inc and Squared Up Holdings, LLC*
10.1	Unsecured Subordinated Convertible Promissory Note, dated September 25, 2026, issued by Squared Up Holdings, LLC to Fox Factory, Inc.*
99.1	Unaudited pro forma condensed consolidated financial information
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)
* Schedules and exhibits have been omitted pursuant to Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	September 29, 2026	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer